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                                                                      Exhibit 10

                                                                  CONFORMED COPY

                                  SUBSCRIPTION
                                    AGREEMENT

                              DATED 14 April, 2003

                                 ANDREW R. DIXEY

                                       and

                             OHSEA HOLDINGS LIMITED

                                  ALLEN & OVERY

                                     London

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                                    CONTENTS

Clause                                                                      Page
                                                                            ----

1.    Interpretation..........................................................1
2.    Subscription............................................................1
3.    Completion..............................................................1
4.    Notices.................................................................2
5.    Further Assurances......................................................2
6.    Assignments.............................................................2
7.    General.................................................................2
8.    Withholding for Tax.....................................................3
9.    Whole Agreement.........................................................3
10.   Governing Law...........................................................4

Schedules

1.    The Subscription Shares.................................................5
2.    Interpretation..........................................................6

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THIS AGREEMENT is made on 14 April, 2003

BETWEEN:

(1)  ANDREW R. DIXEY of Hill House, Bloxham, Oxfordshire, OX15 4PH (Mr Dixey);
     and

(2) OHSEA HOLDINGS LIMITED (registered number 4493380) whose registered office is at Marine Court, The Parade, Cowes, Isle of Wight, PO31 7QJ (the Issuer).

BACKGROUND:

Mr Dixey proposes to subscribe for share capital of the Issuer on the terms and subject to the conditions set out in this agreement.

IT IS AGREED as follows:

1.   INTERPRETATION

1.1 In addition to terms defined elsewhere in this agreement, the definitions and other provisions in the schedule headed "Interpretation" apply throughout this agreement unless the contrary intention appears.

1.2 In this agreement, unless the contrary intention appears, a reference to a clause, subclause or schedule is a reference to a clause, subclause or schedule of this agreement. The schedules form part of this agreement.

1.3  The headings in this agreement do not affect its interpretation.

2.   SUBSCRIPTION

     Mr Dixey shall subscribe for and the Issuer shall allot to him:

     (a) those of the C Shares set out opposite his name in column (B) of the schedule headed "The Subscription Shares" for the total subscription price set out opposite his name in column (C) of that schedule; and

     (b) those of the D Shares set out opposite his name in column (D) of the schedule headed "The Subscription Shares" for the total subscription price set out opposite his name in column (E) of that schedule, in each case having the rights set out in the new articles of association of the Issuer adopted on the date of this agreement.

3.   COMPLETION

3.1 Completion shall take place at the offices of the Issuer's Solicitors immediately after the signature of this agreement or at such other time and on such other date as the parties may agree.

3.2 On Completion, Mr Dixey shall deliver to the Company the subscription monies referred to in clause 2 in immediately available funds.

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3.3  Upon receipt of the subscription monies referred to in clause 3.2, a meeting of the directors of the Issuer shall be held at or immediately following which:

     (a) the Subscription Shares shall be allotted to the Mr Dixey in accordance with the provisions of the clause headed "Subscription";

     (b) Mr Dixey's name shall be entered in the register of members of the Purchaser as the holders of the Subscription Shares allotted to him; and

     (c) the share certificates representing the Subscription Shares shall be delivered to Mr Dixey or as he may nominate.

3.4 If for any reason Mr Dixey does not do or procure to be done all those things set out in clause 3.2 to be done by him, the Issuer may elect (in addition and without prejudice to all other rights or remedies available to
     it) to rescind this agreement or to fix a new date for Completion.

4.   NOTICES

4.1 Any notice or other formal communication given under this agreement must be in writing and may be delivered or sent by post to the party to be served at the address stated in this document or at such other address as it may have notified to the other parties in accordance with this clause. Any notice or other document sent by post shall be sent by prepaid first class recorded delivery (if within the United Kingdom) or by prepaid airmail (if elsewhere).

4.2 Any notice or other formal communication shall be deemed to have been given:

     (a)  if delivered, at the time of delivery; or

     (b) if posted, at 10.00 a.m. on the second Business Day after it was put into the post.

4.3 In proving service of a notice or other formal communication, it shall be sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and posted, either by prepaid first class recorded delivery post or by prepaid airmail.

5.   FURTHER ASSURANCES

5.1 On or after Completion the parties shall, at their own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as may from time to time be required in order to give full effect to this agreement.

6.   ASSIGNMENTS

6.1 Except as permitted by this clause, none of the rights or obligations under this agreement may be assigned or transferred without the consent of all the parties.

7.   GENERAL

7.1 The receipt of the Subscriber's Solicitors for any document to be delivered to Mr Dixey shall discharge the Issuer's obligation to deliver it to Mr Dixey.

7.2 Each of the obligations and undertakings set out in this agreement (excluding any obligation which is fully performed at Completion) shall continue in force after Completion.

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7.3  Time is not of the essence in relation to any obligation under this agreement unless:

     (a) time is expressly stated to be of the essence in relation to that obligation; or

     (b) one party fails to perform an obligation by the time specified in this agreement and the other party serves a notice on the defaulting party requiring it to perform the obligation by a specified time and stating that time is of the essence in relation to that obligation.

7.4 Save as otherwise provided in this agreement each party shall pay the costs and expenses incurred by it in connection with the entering into and completion of this agreement.

7.5 This agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this agreement.

7.6  The rights of each party under this agreement:

     (a)  may be exercised as often as necessary;

     (b) are cumulative and not exclusive of rights and remedies provided by law; and

     (c)  may be waived only in writing and specifically.

     Delay in exercising or non-exercise of any such right is not a waiver of that right.

7.7 A person who is not a party to this agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

8.   WITHHOLDING FOR TAX

8.1 The Issuer or Mr Dixey's employing company may withhold any amount and make the arrangements it reasonably considers necessary to meet any liability of Mr Dixey to taxation or social security contributions in connection with the rights of the Subscription Shares under article 6.3 or 6.5 of the Issuer's articles of association as amended from time to time.

8.2 The arrangements referred to in clause 8.1 above may include the sale, on behalf of Mr Dixey, of any Subscription Shares subscribed for by Mr Dixey under this Agreement provided that:

     (a) Mr Dixey has consented in writing to the sale (such consent not to be unreasonably withheld); or

     (b) the Issuer reasonably believes that the sale is necessary in order to enable the Issuer or Mr Dixey's employing company to comply with its obligations to account for such taxation or social security contributions to a taxation authority.

9.   WHOLE AGREEMENT

9.1 This agreement and the Shareholders Agreement contain the whole agreement between the parties relating to the transactions contemplated by this agreement and supersede all previous agreements, whether oral or in writing, between the parties relating to these transactions.

9.2 Each party acknowledges that in agreeing to enter into this agreement it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this agreement and the Shareholders Agreement) made by or on behalf of any other party before

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     the signature of this agreement. Each party waives all rights and remedies which, but for this subclause, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance.

9.3 Nothing in the preceding subclause limits or excludes any liability for fraud.

10.  GOVERNING LAW

10.1 This agreement is governed by English law.

10.2 The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement and the parties submit to the exclusive jurisdiction of the English courts.

AS WITNESS this agreement has been signed by the parties (or their duly authorised representatives) on the date stated at the beginning of this agreement.

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                                   SCHEDULE 1

                             THE SUBSCRIPTION SHARES

                                      (C)                           (E)
       (A)             (B)           Total           (D)           Total
    Name and       Number of C   subscription    Number of D   subscription
   address of     Shares to be    price for C   Shares to be    price for D
   Subscriber      subscribed       Shares       subscribed        Shares
---------------   ------------   ------------   ------------   -------------
Andrew R. Dixey      70,350      (pound)70.35     140,700      (pound)140.70
  Hill House,
   Bloxham,
 Oxfordshire,
   OX15 4PH

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                                   SCHEDULE 2

                                 INTERPRETATION

1.   In this agreement:

     Business Day means a day (other than a Saturday or Sunday) on which banks are generally open in London for normal business;

     Completion means the implementation of the matters described in clauses 3.2 and 3.3;

     C Shares means C ordinary shares of 0.1 pence each in the capital of the Purchaser;

     D Shares means D ordinary shares of 0.1 pence each in the capital of the Purchaser;

     Issuer's Solicitors means Allen & Overy of One New Change, London EC4M 9QQ;

     Shareholders Agreement means the shareholders agreement relating to the Purchaser dated the same date as this agreement among, inter alia, CS Services Limited and the Purchaser;

     Subscriber's Solicitors means Osborne Clarke of 2 Temple Back East, Temple Quay, Bristol BS1 6EG;

     Subscription Shares means those C Shares and D Shares to be subscribed by Mr Dixey in accordance with the clause headed "Subscription"; and

     subsidiary means a subsidiary for the purposes of the Companies Act 1985.

2. Any express or implied reference to an enactment (which includes any legislation in any jurisdiction) includes references to:

     (a) that enactment as amended, extended or applied by or under any other enactment before or after the date of this agreement;

     (b) any enactment which that enactment re-enacts (with or without modification); and

     (c) any subordinate legislation (including regulations) made (before or after signature of this agreement) under that enactment, as re-enacted, amended, extended or applied as described in paragraph (a) above, or under any enactment referred to in paragraph (b) above.

3.   In this agreement:

     (a) words denoting persons shall include bodies corporate and unincorporated associations of persons;

     (b) references to an individual include his estate and personal representatives.

     (c) subject to the clause headed "Assignments", references to a party to this agreement include references to the successors or assigns (immediate or otherwise) of that party.

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Signed by ANDREW R. DIXEY     )              /s/ Andrew R. Dixey
                                             -----------------------------------
                                             Name: Andrew R. Dixey
                                             Title: Director


Signed by Andrew Wilson       )              /s/ Andrew Wilson
for and on behalf of          )              -----------------------------------
OHSEA HOLDINGS LIMITED        )              Name: Andrew Wilson
                                             Title: Director

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